EXHIBIT 10.9.1

Amendment No. 1 to

Nobel Learning Communities, Inc.

2004 Omnibus Incentive Equity Compensation Plan

WHEREAS, Nobel Learning Communities, Inc. (the “Company”) maintains the Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan (the “Plan”), to enable the Company to offer is employees and non-employee directors equity incentives;

WHEREAS, the Plan currently restricts the Company’s ability to grant any form of Awards to the non-employee directors other than grants of Options;

WHEREAS, the Board, upon the recommendation of the Compensation Committee of the Board, has unanimously approved changes to the compensation program for non-employee directors so that such directors will be eligible to receive Stock Awards;

WHEREAS, Article 15 permits the Board of Directors of the Company (“Board”) to amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan to permit to Company to grant any Award Item permitted under the Plan; and

WHEREAS, capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

NOW, THEREFORE, effective as of the date hereof, the Plan is hereby amended as follows:

1. The first sentence of Section 6 “Eligibility” is hereby deleted and replaced with the following language:

“Covered Individuals who are Non-Employee Directors shall be eligible to receive the Award Items under Section 8.”

2. Section 8 “Grants to Non-Employee Directors” shall be deleted in its entirety and replaced with the following language:

“8. Grants to Non-Employee Directors.

(a) Option Grants to New Non-Employee Directors. Each Non-Employee Director who is not a Non-Employee Director as of the Effective Date shall be granted a Nonqualified Option for 10,000 Shares, on the date on which he or she first becomes a member of the Board.

(b) Terms and Conditions of Grants to Non-Employee Directors. Except as set forth in Section 8(c) or as otherwise provided for in the Award Document, each of the terms and conditions set forth in Sections 9(c) through 9(n) shall apply to any Award granted to a Non-Employee Director.

(c) Vesting and Forfeiture. Options granted to Non-Employee Directors shall become vested on the last day of the fiscal year that includes the Date of Grant. All other Awards granted to Non-Employee Directors shall vest in accordance with the provisions set forth in the Award Document. In the event that the Recipient ceases to be a Non-Employee Director without becoming an Employee, any Award that has not yet become vested shall be forfeited. Upon a Change of Control, all outstanding Awards shall become fully vested.”

IN WITNESS WHEREOF, the Plan is hereby amended this 8th day of November, 2007

NOBEL LEARNING COMMUNITIES, INC

By:	/s/ George Bernstein
George Bernstein
Chief Executive Officer